SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities and
Exchange Act of 1934


Filed by the Registrant                      [X]
Filed by a Party other than the Registrant   [ ]


Check the appropriate box:

 [ ] Preliminary Proxy Statement
 [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
 [X] Definitive Proxy Statement
 [ ] Definitive Additional Materials
 [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12


                       ST. MARY LAND & EXPLORATION COMPANY
        -----------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (check the appropriate box):

 [X] No fee required.

 [ ] Fee computed on table below per Exchange Act Rules
          14a-6(i)(4)  and 0-11.

     1)   Title of each class of securities to which transaction applies:

          -------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

          -------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          -------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

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     5)   Total fee paid:

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 [ ] Fee paid previously with preliminary materials.

 [ ] Check  box if  any part of the fee is offset as provided  by  Exchange  Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          -------------------------------------------------------

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          -------------------------------------------------------

     3)   Filing party:

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     4)   Date filed:

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

                                                         April 10, 2000





Dear Stockholder:

     You are cordially invited to attend the 2000 annual meeting of stockholders which will be held in the Forum Room of Norwest Bank, 1740 Broadway, Denver, Colorado on Wednesday, May 17, 2000 at 3:00 p.m. local time.

     At the meeting you and the other stockholders will elect eleven directors. You will also have the opportunity to hear reports on St. Mary's operations and to ask questions of general interest. You can find other detailed information about the meeting in the accompanying proxy statement, and can find detailed information about St. Mary in the enclosed annual report.

     Please complete and sign the enclosed proxy card and return it promptly in the accompanying envelope. This will ensure that your shares are represented at the meeting even if you cannot attend. Returning your proxy card to us will not prevent you from voting in person at the meeting if you are present and wish to do so.

     Thank you for your cooperation in returning your proxy card as promptly as possible. We hope to see many of you at our meeting in Denver.


                                             Very truly yours,

                                             /s/ THOMAS E. CONGDON
                                             ---------------------
                                             Thomas E. Congdon
                                             Chairman

                       St. Mary Land & Exploration Company
                         1776 Lincoln Street, Suite 1100
                             Denver, Colorado 80203

        _________________________________________________________________

                    Notice Of Annual Meeting Of Stockholders
        _________________________________________________________________

                                  May 17, 2000


To All Stockholders:

     The 2000 annual meeting of the stockholders of St. Mary Land & Exploration Company will be held in the Forum Room of Norwest Bank, 1740 Broadway, Denver, Colorado on Wednesday, May 17, 2000 at 3:00 p.m. local time. The purposes of the meeting are:

     1. To elect eleven directors to serve during the next year, and

     2. To transact any other business which may properly come before the meeting.

     Only stockholders of record at the close of business on April 3, 2000 may vote at this meeting.

     Please sign, date and return the accompanying proxy card in the enclosed envelope as soon as possible. Any stockholder who returns their proxy can revoke it at any time before the vote is taken at the meeting.


                                           By Order of the Board of Directors
                                           St. Mary Land & Exploration Company

                                           /s/ RICHARD C. NORRIS
                                           ---------------------
                                           Richard C. Norris
                                           Secretary

Denver, Colorado
April 10, 2000

                        Proxy Statement Table of Contents


                                                                            Page

General..................................................................      1
Purpose of the Annual Meeting............................................      1
Who Can Vote.............................................................      1
How to Vote..............................................................      1
Revoking a Proxy.........................................................      2
Quorum and Voting Requirements...........................................      2
Payment of Proxy Solicitation Costs......................................      2
Election of Directors....................................................      2
Nominees for Election as Directors.......................................      3
Board and Committee Meetings.............................................      5
Director Compensation....................................................      6
Stock Ownership of Management............................................      7
Executive Officers of the Company........................................      8
Executive Compensation...................................................      9
Summary Compensation Table...............................................      9
1999 Option Grants.......................................................     10
Aggregated Option/SAR Exercises in 1999..................................     10
Report of the Compensation Committee on Executive Compensation...........     11
Retirement Plans.........................................................     13
Performance Graph........................................................     14
Employment Agreements and Termination of Employment Arrangements.........     15
Certain Relationships and Related Transactions...........................     15
Section 16(a) Beneficial Ownership Reporting Compliance..................     16
Independent Accountants..................................................     17
Future Stockholder Proposals.............................................     17
Other Matters............................................................     17

                       St. Mary Land & Exploration Company
                         1776 Lincoln Street, Suite 1100
                             Denver, Colorado 80203
                                 (303) 861-8140


                                 Proxy Statement
                            ________________________

General

     This proxy statement contains information about the 2000 annual meeting of stockholders of St. Mary Land & Exploration Company to be held in the Forum Room of Norwest Bank, 1740 Broadway, Denver, Colorado on Wednesday, May 17, 2000 at 3:00 p.m. local time. The St. Mary board of directors is using this proxy statement to solicit proxies for use at the annual meeting. In this proxy statement "St. Mary" and "the Company" both refer to St. Mary Land & Exploration Company. This proxy statement and the enclosed proxy card are being mailed to you starting on or about April 12, 2000.

     St. Mary will provide without charge to each record or beneficial owner of its common stock on April 3, 2000, upon the written request of any such owner, a copy of its 1999 annual report on Form 10-K, including the financial statements and schedules. Such requests should be directed to St. Mary at 1776 Lincoln Street, Suite 1100, Denver, Colorado 80203, Attention: Adele Linneman.

Purpose of the Annual Meeting

     At the Company's annual meeting, stockholders will vote on the election of directors as outlined in the accompanying notice of meeting, and on any other business that properly comes before the meeting. As of the date of this proxy statement, the Company is not aware of any business to come before the meeting other than the election of directors.

Who Can Vote

     Only stockholders of record at the close of business on the record date of April 3, 2000 are entitled to receive notice of the annual meeting and to vote the shares of St. Mary common stock they held on that date. As of April 3, 2000, there were 13,766,376 shares of St. Mary common stock issued and outstanding. Holders of St. Mary common stock are entitled to one vote per share and are not allowed to cumulate votes in the election of directors. The enclosed proxy card shows the number of shares that you are entitled to vote.

How to Vote

     If your shares of St. Mary common stock are held by a broker, bank or other nominee (in "street name"), you will receive information from them on how to instruct them to vote your shares.

     If you hold shares of St. Mary common stock in your own name (as a "stockholder of record"), you may give instructions on how your shares are to be voted by marking, signing, dating and returning the enclosed proxy card in the accompanying postage-paid envelope.

     A proxy, when executed and not revoked, will be voted in accordance with its instructions. If no instructions are given, proxies will be voted FOR management's slate of directors.

Revoking a Proxy

     You may revoke a proxy before the vote is taken at the meeting by:

     o    submitting a new proxy with a later date
     o    by voting at the meeting, or
     o    or by filing a written revocation with St. Mary's corporate secretary

     Your attendance at the annual meeting will not automatically revoke your proxy.

Quorum and Voting Requirements

     A quorum of stockholders is necessary to hold a valid meeting. A quorum will exist if stockholders of one-third of the outstanding shares of common stock are present at the meeting in person or by proxy. Abstentions and broker "non-votes" count as present for establishing a quorum. A broker non-vote occurs on a matter when a broker is not permitted to vote on that matter without instruction from the beneficial owner of the shares and no instruction is given. Shares held by St. Mary in its treasury are not entitled to vote and do not count toward a quorum. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

     If a quorum is present, the affirmative vote of a majority of shares represented in person or by proxy will be required to elect the directors and to decide any other matter which may properly be submitted to a vote at the meeting. Accordingly, any shares present but not voted, including abstentions and broker non-votes, will have the same effect as shares voted against approval.

Payment of Proxy Solicitation Costs

     St. Mary will pay all costs of soliciting proxies. The solicitation will be made by mail. In addition to mailing proxy solicitation material, St. Mary officers, directors and employees may also solicit proxies in person, by telephone, or by other electronic means of communication. St. Mary will ask banks, brokers, other institutions, nominees, and fiduciaries to forward the proxy material to their principals and to obtain authority to execute proxies. St. Mary will reimburse them for expenses.

                             ELECTION OF DIRECTORS

     All directors of the Company are elected annually. At this meeting, eleven directors are to be elected to serve for one year or until their successors are elected and qualified. The Company's nominees for these directorships are identified below, all of whom are currently serving in that capacity.

     The board of directors as a whole acts as the nominating committee, selecting the director nominees. They will consider suggestions by stockholders for names of possible future nominees when delivered in writing to the Secretary of the Company on or before November 1 in any year for election at the next annual meeting.

     The board performed its nominating committee functions during the course of regular meetings of the full board of directors in early 2000. The proxies will be voted in favor of these nominees unless a contrary specification is made in the proxy. All nominees have consented to serve as directors of the Company if elected. However, if any nominee is unable to serve or for good cause will not serve as a director, the persons named in the proxy intend to vote in their discretion for a substitute who will be designated by the board of directors.

     The board of directors recommends voting "For" electing the nominees.

                       NOMINEES FOR ELECTION AS DIRECTORS

     Biographical information, including principal occupation and business experience during the last five years, of each nominee for director is set forth below. Unless otherwise stated the principal occupation of each nominee has been the same for the past five years.

                                                                        Director
                                                                  Age      Since

--------------------------------------------------------------------------------
Thomas E.  Congdon  has served the Company as an officer and       73       1966
director since 1966, including service as its President and Chief Executive Officer for more than 25 years. Mr. Congdon is also a director, officer or general partner of a number of family corporations and partnerships which produce iron ore and agricultural products, manage marketable securities and own and operate developed real estate.

--------------------------------------------------------------------------------
Mark A. Hellerstein joined the Company in September 1991 and       47       1992
served as  Executive  Vice  President  and  Chief  Financial
Officer  until  May  1992,  at  which  time  he was  elected
President and a director of the Company. Mr. Hellerstein was elected Chief Executive Officer of the Company in May 1995.
He also served as Chairman of the Board of Summo Minerals, a publicly traded copper mining company, from 1995 to 1998.


--------------------------------------------------------------------------------
Ronald D.  Boone has served the  Company as  Executive  Vice       52       1996
President since 1990, as Chief Operating  Officer since 1992
and   as   a   director   of   the   Company   since   1996.


--------------------------------------------------------------------------------
Larry W. Bickle is currently Managing Director of Haddington       54       1995
Ventures,   L.L.C.,   a  private  company  that  invests  in
midstream energy companies and assets. He is also a Director of Unisource, Inc., the holding company for Tucson Electric.
He was the  founder  and was  Chairman  and Chief  Executive
Officer  of  TPC  Corporation,  a  public  gas  storage  and transportation company.
--------------------------------------------------------------------------------

                                                                        Director
                                                                  Age      Since

--------------------------------------------------------------------------------
David C. Dudley has served as Operating  Manager of Dudley &       49       1986
Associates,  LLC, Denver,  Colorado,  a closely-held oil and gas exploration and production firm since 1983.  Since 1985, he has  served  as a  member  of  the  New  York  investment advisory firm Dudley & Company LLC. In addition,  since 1980
Mr. Dudley  has served as a general  partner  of  Greenhouse
Associates,    a   closely-held    investment   partnership.


--------------------------------------------------------------------------------
William J.  Gardiner was  appointed to serve on the board of       46       1999
directors in December 1999, following St. Mary's acquisition of  King  Ranch  Energy.  Mr.  Gardiner  is  currently  Vice
President  - Chief  Financial  Officer of King  Ranch,  Inc.
Before his employment  with King Ranch in 1996, Mr. Gardiner served as  Executive  Vice  President  and  Chief  Financial
Officer of CRSS, Inc., a publicly traded  independent  power producer.  He was  employed  by CRSS  for  approximately  20 years.


--------------------------------------------------------------------------------
Jack Hunt was  appointed  to serve on the board of directors       55       1999
in December 1999,  following St. Mary's  acquisition of King
Ranch Energy. Mr. Hunt is a director and the President and Chief Executive Officer of King Ranch, Inc., having been elected as a director in April 1995, and as President and CEO in May 1995. He was employed for the prior fourteen years by Tejon Ranch Co., a publicly held land development and agribusiness company, serving as its president for nine years.


--------------------------------------------------------------------------------
R. James  Nicholson  has served as  President  of  Nicholson       62       1987
Enterprises,  Inc., a land  development  company since 1978.
Mr.  Nicholson  has also served as President of  Renaissance
Homes, a residential home building company, since 1988. He was elected Chairman of the Republican National Committee in January 1997.


--------------------------------------------------------------------------------
Robert L. Nance is President and Chief Executive  Officer of       63       1999
Nance Petroleum  Corporation,  a wholly owned  subsidiary of
St. Mary.  He was  appointed to the board in November  1999.
Mr. Nance also serves on the boards of MDU Resources  Group,
Inc.,  First  Interstate  Bank - Montana,  and the Petroleum
Technology    Transfer    Council    as    past    Chairman.


--------------------------------------------------------------------------------
Arend J.  Sandbulte  has served as a director of the Company       66       1989
since 1989.  From 1964 to 1996, he was employed by Minnesota
Power & Light Company, a publicly-held, diversified energy utility, most recently as its Chairman of the Board, President and Chief Executive Officer, and continues as a director of this utility, a position to which he was first elected in 1983.


--------------------------------------------------------------------------------
John M. Seidl  currently  serves as Chairman of CellNet Data       61       1994
Systems,  a publicly-held  provider of remote monitoring and control  network  services.  He is also Chairman of Language
Line Services Inc. of Monterrey,  CA and MyHomeLink.com,  an
Internet startup company headquartered in San Francisco.  In
February  2000,  CellNet  Data  Systems  filed  a  voluntary petition  under  Chapter 11 of the U.S.  Bankruptcy  Code as
part   of   a   proposed    acquisition   of   its   assets.

--------------------------------------------------------------------------------

                          BOARD AND COMMITTEE MEETINGS

     The full board of directors met six times during 1999. No director attended less than 75% of the board and committee meetings held during the director's tenure on the board and its committees.

     The  board  has  an  audit,  business  plan,   compensation  and  executive
committee. The following table sets forth the members of each committee and the number of meetings held in 1999:

------------------------ -------- ---------------- -------------- -----------
Name                       Audit    Business Plan   Compensation   Executive
------------------------ -------- ---------------- -------------- -----------
Larry W. Bickle              X
------------------------ -------- ---------------- -------------- -----------
Ronald D. Boone
------------------------ -------- ---------------- -------------- -----------
Thomas E. Congdon                         X                            X
------------------------ -------- ---------------- -------------- -----------
David C. Dudley                           X                            X
------------------------ -------- ---------------- -------------- -----------
William J. Gardiner                                      X
------------------------ -------- ---------------- -------------- -----------
Mark A. Hellerstein                       X                            X
------------------------ -------- ---------------- -------------- -----------
Jack Hunt                                 X
------------------------ -------- ---------------- -------------- -----------
Robert L. Nance
------------------------ -------- ---------------- -------------- -----------
R. James Nicholson                        X              X
------------------------ -------- ---------------- -------------- -----------
Arend J. Sandbulte           X           X*              X*            X
------------------------ -------- ---------------- -------------- -----------
John M. Seidl                X*
------------------------ -------- ---------------- -------------- -----------
No. of Meetings in 1999      6            1              3             0
------------------------ -------- ---------------- -------------- -----------

* Chairperson

     The audit committee assists the board in fulfilling its responsibilities for financial reporting by the Company. The audit committee recommends the engagement and discharge of independent auditors, reviews the quarterly financial results and directs and supervises special investigations when necessary. The committee reviews with independent auditors the audit plan and the results of the audit, reviews the independence of the independent auditors, considers the range of audit fees, and reviews the scope and adequacy of St. Mary's system of internal accounting controls. Richard C. Kraus was a member of this committee until November 15, 1999, the date of his resignation from the board of directors, at which time Arend S. Sandbulte replaced him.

     The business plan committee reviews and reports to the board on St. Mary's long range financial planning, capital structure, capital expenditures and risk management.

     The compensation committee's primary function is to oversee the administration of the Company's employee benefit plans and to establish the Company's compensation policies. The compensation committee recommends to the board the compensation arrangements for senior management and directors, adoption of compensation plans in which officers and directors are eligible to participate, and the granting of stock options or other benefits under compensation plans. See the "Report of Compensation Committee" contained in this proxy statement. Richard C. Kraus was chairman of this committee until his resignation from the board of directors on November 15, 1999.

     The executive committee is vested with the authority to exercise the full power of the board of directors, within established policies, in the intervals between meetings of the board of directors. In addition to the general authority vested in it, the executive committee may be vested with specific power and authority by resolution of the board of directors.

     Other than the following arrangements for Jack Hunt and William J. Gardiner, there are no arrangements or understandings between any director and any other person pursuant to which that director was or is to be elected. Under the merger agreement for the acquisition by St. Mary of King Ranch Energy, Inc. which was completed in December 1999, St. Mary agreed to:

     o    apppoint Mr. Hunt and Mr. Gardiner to the board of directors, and

     o until March 31, 2001 use reasonable efforts at the time of each annual meeting of stockholders to cause Mr. Hunt and Mr. Gardiner to be elected to the board of directors.


                              DIRECTOR COMPENSATION

     Employee directors do not receive additional compensation for serving on the board of directors or any committee. Each non-employee director receives 600 shares of St. Mary common stock per year for serving as a director and is paid $750 for each meeting attended. Non-employee directors serving on a committee are paid $600 for each committee meeting attended and $375 for telephonic meetings. Directors are reimbursed for expenses incurred in attending board and committee meetings.

     Members of the board of directors also participate in the Company's Stock Option Plan. Non-employee directors currently receive a total number of non-tax qualified options each year equal to the average number of options granted to the two most senior employees of the Company divided by six. These options have an exercise price equal to the fair market value of St. Mary common stock on the date of grant and vest over a three-year period in the same manner as for employee participants, except that the options of a director who retires after five years of service shall become fully vested upon retirement. For 1999, each non-employee director was granted under this arrangement an option to purchase 2,016 shares of St. Mary common stock at an exercise price of $24.75 per share.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows beneficial ownership of shares of St. Mary common stock as of April 3, 2000 by each director, each of the executive officers named in the Summary Compensation Table, and all directors and executive officers as a group. To the best of St. Mary's knowledge, as of April 3, 2000 there was no beneficial owner of more than 5% of the outstanding shares of St. Mary common stock.


                                                     Shares
                                                  Beneficially        Options
                                                Owned Excluding     Exercisable        Total Shares        Percent
                                                    Options        Within 60 Days   Beneficially Owned   Beneficially
Name and Position of Beneficial Owner                                                       (1)             Owned
----------------------------------------------- ----------------- ----------------- -------------------- -------------
Larry W. Bickle, Director                             11,400             5,329               16,729           .1%
----------------------------------------------- ----------------- ----------------- -------------------- -------------
David C. Dudley, Director                        (2)  85,078             9,836               94,914           .7%
----------------------------------------------- ----------------- ----------------- -------------------- -------------
William J. Gardiner, Director                            600               504                1,104         < .1%
----------------------------------------------- ----------------- ----------------- -------------------- -------------
Jack Hunt, Director                                      600               504                1,104         < .1%
----------------------------------------------- ----------------- ----------------- -------------------- -------------
R. James Nicholson, Director                     (3)  16,576             9,836               26,412           .2%
----------------------------------------------- ----------------- ----------------- -------------------- -------------
Arend J. Sandbulte, Director                     (4)   9,383             9,836               19,219           .1%
----------------------------------------------- ----------------- ----------------- -------------------- -------------
John M. Seidl, Director                                6,100             6,435               12,535           .1%
----------------------------------------------- ----------------- ----------------- -------------------- -------------
Robert L. Nance, Director                        (5) 169,804             2,362              172,166          1.3%
----------------------------------------------- ----------------- ----------------- -------------------- -------------
Thomas E. Congdon, Chairman and Director         (6)  87,081            50,661              137,742          1.0%
----------------------------------------------- ----------------- ----------------- -------------------- -------------
Mark A. Hellerstein, President, Chief                  5,540            52,890               58,430           .4%
   Executive Officer and Director
----------------------------------------------- ----------------- ----------------- -------------------- -------------
Ronald D. Boone, Executive Vice President,       (7)   9,345            67,253               76,598           .6%
   Chief Operating Officer and Director
----------------------------------------------- ----------------- ----------------- -------------------- -------------
Richard C. Norris, Vice President - Finance,           8,811            35,138               43,949           .3%
   Secretary and Treasurer
----------------------------------------------- ----------------- ----------------- -------------------- -------------
Douglas W. York, Vice President -                      2,000            10,038               12,038           .1%
   Acquisitions and Engineering
----------------------------------------------- ----------------- ----------------- -------------------- -------------
Milam Randolph Pharo, Vice President - Land              -              13,951               13,951           .1%
   and Legal
----------------------------------------------- ----------------- ----------------- -------------------- -------------
All executive officers and directors as a            412,685           282,904              695,589          5.1%
   group (15 persons including those named
   above)
----------------------------------------------- ----------------- ----------------- -------------------- -------------

_____________

(1) According to SEC rules, beneficial ownership includes shares as to which the individual or entity has voting power or investment power and any shares which the individual has the right to acquire within 60 days of April 3, 2000 through the exercise of any stock option or other right.
(2) Includes 64,473 shares which represents 10% of the total number of shares of common stock owned by Greenhouse Associates, in which Mr. Dudley is a 10% general partner.
(3) Includes 14,176 shares held by the defined benefit plan of a corporate affiliate as to which Mr. Nicholson has voting and investment power.
(4) Includes 400 shares held of record by the spouse of Arend J. Sandbulte as to which he may be deemed to be the beneficial owner.
(5) Includes 1,000 shares held of record by Ronan, Inc., a corporation controlled by Robert L. Nance and 34,550 shares held of record by the spouse of Mr. Nance.
6) Includes 12,205 shares held of record by the spouse of Thomas E. Congdon as to which he may be deemed to be the beneficial owner. Thomas E. Congdon and members of his extended family own approximately 23 percent of the outstanding common stock of the Company. While no formal arrangements exist, these extended family members may be inclined to act in concert with Mr. Congdon on matters related to control of the Company or the approval of a significant transaction.
(7)  Includes 100 shares held of record by the spouse of Ronald D. Boone.


                        EXECUTIVE OFFICERS OF THE COMPANY

     The following background information is provided on the Company's executive officers.

                                                                         Officer
                                                                   Age     Since
--------------------------------------------------------------------------------

Thomas E. Congdon.  Chairman.  See "Nominees for Election as        73      1966
Directors."

--------------------------------------------------------------------------------
Mark A. Hellerstein.  President and Chief Executive Officer.        47      1991
See "Nominees for Election as Directors."

--------------------------------------------------------------------------------
Ronald  D.  Boone.   Executive   Vice  President  and  Chief        52      1990
Operating Officer. See "Nominees for Election as Directors."

--------------------------------------------------------------------------------
Richard C. Norris.  Vice President - Finance,  Secretary and        45      1982
Treasurer.   Mr.  Norris  joined  the  Company  in  1982  as
Corporate Controller.  In 1991 he was elected Vice President
- Accounting and Administration and Treasurer and in 1999 was named Vice President - Finance and Secretary. He received a B.S. degree in accounting from the University of Colorado and a M.S. degree in Finance from the University of Denver.

--------------------------------------------------------------------------------
Milam Randolph Pharo.  Vice President - Land and Legal.  Mr.        44      1996
Pharo joined St. Mary in 1996 and was  previously in private practice as an attorney from 1977 to 1996,  specializing  in oil and gas matters. His experience includes extensive title
examination  work  in  the  states  of  Colorado,   Wyoming,
Montana,  North  Dakota,  Nebraska,  Kansas and Nevada.  Mr.
Pharo received a B.A. degree from the University of Texas and a J.D. degree from Southern Methodist University.

--------------------------------------------------------------------------------
Douglas  W.  York.   Vice  President  -   Acquisitions   and        39      1996
Engineering. Mr. York joined St. Mary in 1996. He was previously employed with Meridian Oil Company as Regional
Engineer  for the  Denver  Region  and with ARCO Oil and Gas
Company in Planning and Evaluation in Dallas, Texas and as Senior Reservoir Engineer for the Gulf Coast District in
Lafayette, Louisiana. Mr. York received a B.S. degree in petroleum engineering from the University of Tulsa.

--------------------------------------------------------------------------------

     The executive officers of the Company serve at the pleasure of the Board of Directors and do not have fixed terms. Executive officers generally are elected at the regular meeting of the Board immediately following the annual stockholders meeting. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board whenever in its judgment the best interests of the Company will be served thereby without prejudice, however, to contractual rights, if any, of the person so removed.

     There are no family relationships, first cousin or closer, between any executive officer or director. There are no arrangements or understandings between any officer and any other person pursuant to which that officer was elected.

                             EXECUTIVE COMPENSATION

     In addition to salaries, the Company has granted stock options to executive management and selected other personnel. These individuals also participate with other members of management in a net profits interest bonus plan and with selected other employees in the prior stock appreciation rights ("SARs") plan. All employees are eligible to participate in the Company's cash bonus plan. See the "Report of the Compensation Committee on Executive Compensation" beginning on page 11 of this proxy statement.

     The following table sets forth the annual and long term compensation received during each of the Company's last three years by the Chief Executive Officer of the Company and by the four other highest compensated executive officers of the Company during 1999.

                           SUMMARY COMPENSATION TABLE
----------------------------------------------------------------------------------------------------------------
                                                                       Long-Term Compensation
                                                                               Awards
                                                                      --------------------------
                                              Annual Compensation     Restricted                   All Other
                                          ----------------------------
  Name and                                                               Stock      Options/     Compensation
  Principal Position               Year     Salary($)    Bonus         Awards($)    SARs (#)        ($) (1)
----------------------------------------------------------------------------------------------------------------
  Mark A. Hellerstein              1999     $263,667     $399,890 (2)     -          13,437         $ 10,000
    President and Chief            1998      253,333      216,172 (2)     -          14,976           10,000
    Executive Officer              1997      235,000      410,167 (2)     -           9,241            9,500
----------------------------------------------------------------------------------------------------------------
  Ronald D. Boone                  1999      211,000      326,103 (2)     -          10,760           10,000
    Executive Vice President       1998      202,667      193,074 (2)     -          11,980           10,000
    and Chief Operating Officer    1997      186,667      389,735 (2)     -           7,372            9,500
----------------------------------------------------------------------------------------------------------------
  Richard C. Norris                1999      122,208      138,380 (2)     -           6,347            7,332
    Vice President - Finance,      1998      111,500      102,775 (2)     -           6,595            6,690
    Secretary and Treasurer        1997      107,200      236,259 (2)     -           4,129            6,432
----------------------------------------------------------------------------------------------------------------
  Douglas W. York                  1999      120,083      126,392 (2)     -           6,545            7,205
    Vice President -Acquisition    1998      106,667       41,050         -           6,336            6,400
     and Engineering               1997      101,667       19,950         -           3,931            2,100
----------------------------------------------------------------------------------------------------------------
  Milam Randolph Pharo             1999      127,000       79,225 (2)     -           6,495            6,667
    Vice President - Land and      1998      111,667       31,850         -           7,200            6,700
   Legal                           1997      103,333       29,350         -           4,066            6,200
----------------------------------------------------------------------------------------------------------------

____________

(1)  Amounts consist of the Company's contribution to the 401(k) Savings Plan.
(2) In addition to cash bonuses, includes payments pursuant to the Company's SAR Plan and Net Profits Interest Bonus Plan.

     Stock options granted to the Company's five highest compensated executive officers during 1999 are set forth in the following two tables.

                               1999 OPTION GRANTS
---------------------------------------------------------------------------------------------------------------------
                                   Individual Grants
-----------------------------------------------------------------------------------------
                                              Percentage of                              Potential Realizable Value
                                                  Total                                  at Assumed Annual Rates of
                                             Options Granted                              Stock Price Appreciation
                              Number of       to Employees     Exercise     Expiration          for Option Term
                                                                 Price
                                                                                         ----------------------------
   NAME                    Options Granted       in 1999       Per Share       Date           5%            10%
---------------------------------------------------------------------------------------------------------------------
Mark A. Hellerstein            13,437 (1)         4.3%           $24.75      12/31/09    $  209,149     $ 530,024
---------------------------------------------------------------------------------------------------------------------
Ronald D. Boone                10,760 (1)         3.5%           $24.75      12/31/09       167,481       424,430
---------------------------------------------------------------------------------------------------------------------
Richard C. Norris               6,347 (1)         2.0%           $24.75      12/31/09        98,792       250,358
---------------------------------------------------------------------------------------------------------------------
Douglas W. York                 6,545 (1)         2.1%           $24.75      12/31/09       101,874       258,168
---------------------------------------------------------------------------------------------------------------------
Milam Randolph Pharo            6,495 (1)         2.1%           $24.75      12/31/09       101,096       256,196
---------------------------------------------------------------------------------------------------------------------

____________

(1) Stock options granted effective December 31, 1999 pursuant to the Company's Stock Option Plan as described on page 12 of this proxy statement.

                   AGGREGATED OPTION/SAR EXERCISES IN 1999 AND
                       DECEMBER 31, 1999 OPTION/SAR VALUE
-------------------------------------------------------------------------------------------------------------------
                                                             Number of                  Value of Unexercised
                                                     Unexercised Options/SARs               In-the-Money
                             Shares                           Held at                     Options/SARs at
                            Acquired     Value           December 31, 1999             December 31, 1999 (1)
                                                  -----------------------------------------------------------------
   Name                   on Exercise   Realized    Exercisable    Unexercisable   Exercisable     Unexercisable
-------------------------------------------------------------------------------------------------------------------
Mark A. Hellerstein            -           -           29,783          57,585        $ 156,162       $ 176,149
-------------------------------------------------------------------------------------------------------------------
Ronald D. Boone (2)          5,000      $ 61,000       53,900          45,872          510,774         140,138
-------------------------------------------------------------------------------------------------------------------
Richard C. Norris              -           -           24,774          26,448          119,637          80,188
-------------------------------------------------------------------------------------------------------------------
Douglas W. York                -           -             -             18,822           -               39,600
-------------------------------------------------------------------------------------------------------------------
Milam Randolph Pharo           -           -             -             23,164           -               81,475
-------------------------------------------------------------------------------------------------------------------

______________

(1) On December 31, 1999, the last reported sales price of St. Mary common stock as quoted on the Nasdaq National Market System was $24.75.
(2) On November 1, 1990, the Company granted Mr. Boone an option to purchase 27,307 shares of St. Mary common stock at an exercise price of $3.30 per share. The option expires ten years from the date of grant. In 1997 and 1999, 7,307 and 5000 shares, respectively, were exercised, leaving 15,000 shares remaining under this option as of December 31, 1999.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The  compensation  committee  of the  board of  directors  administers  the
Company's executive compensation programs. After consideration of the compensation committee's recommendations, the full board of directors reviews and approves the salaries of all elected officers, including those of the executive officers named in the Summary Compensation Table on page 9. The compensation committee is responsible for all other elements of executive compensation, including cash bonuses, stock options, and the Net Profits Interest Bonus. The compensation committee is also responsible for approving the salaries of all officers, reviewing salary policies for all employees and approving the amount and distribution of payments made under the Cash Bonus Plan. In addition, the compensation committee reviews the performance of the Company's pension and 401(k) plans with the trustees of the plans.

     The goals of the Company's integrated executive compensation programs include the following:

     o    Attract and retain talented management personnel.
     o Encourage management to obtain superior returns for the Company's stockholders.
     o    Promote preservation of the Company's capital base.

Salaries

     In order to emphasize performance-based incentive compensation, base salaries are targeted to be slightly below the median salary for the industry. The compensation committee, with the assistance of management, determines the salary ranges for various positions based on survey data from the Company's industry peer group. The compensation committee then reviews management's recommendations for executive salaries and the performance summaries on which they are based. Final salary recommendations are made by the compensation committee to the full board based on experience, sustained performance, and comparison to peers inside and outside the Company.

Incentive Compensation

     The Company also has established three compensation plans, which have the potential to increase annual compensation if the economic performance of the Company and its employees so warrants. These plans have certain specific objectives.

     1. The Net Profits Interest Bonus Plan is designed to reward the personal contributions made by various management personnel to the Company's financial success. Plan participants share in the net profits in proportion to their relative weighted salaries during the year. Recognizing that the primary incentive for profitable acquisitions and operations needs to be provided to the most senior of the executive officers, the salaries of the president and the executive vice president are weighted at 100% and the salaries of all other participants are weighted at two-thirds of actual base salary or less.

     2. The Stock Option Plan is intended to reward executive management of the Company for long-term increases in the value of the Company's stock. The Stock Option Plan focuses on appreciation of the market price of the Company's stock over a five-year period. As presently implemented by the board, generally if the average stock appreciation during this period is 15% per year, then the persons granted stock options at the beginning of the period will, at the end of five years, have the opportunity to receive an amount equal to 100% of their base salary at the time the stock option was granted. This Stock Option Plan is designed to encourage management's concern for long-term appreciation of the stockholders' interest. In addition, an Incentive Stock Option Plan ("ISO Plan") has been established as a companion option plan with the Stock Option Plan. The ISO Plan is an alternative to the above-described Stock Option Plan for those employees designated by the board of directors to be granted stock options, with such employees electing at the time of grant whether the options to be granted shall be non-tax qualified options granted under the above-described Stock Option Plan or incentive stock options granted under the ISO Plan.

     3. The Company also has established a Cash Bonus Plan. Each year the board of directors evaluates the overall performance of the Company for the year and with the assistance of management determines the total cash bonus available to be allocated to employees. The proportional participation of each designee is a function of his or her performance during the year. The maximum bonus a participant can receive for a given year is limited to 50% of their base salary received for such year.

Compensation of the Chief Executive Officer

     The  compensation  of Mark A.  Hellerstein,  President and Chief  Executive
Officer, consisted of the same components and criteria as other executive officers including base salary, cash bonus, net profits interest bonus and stock options. His base salary is reviewed annually by the Committee and is targeted to be slightly below the median salary for the industry with a greater emphasis on incentive compensation tied to Company performance. Mr. Hellerstein's base salary in 1999 increased $11,000 or 4% over 1998. His total bonuses increased by approximately $184,000 in 1999 compared to 1998 primarily as a result of net profits bonus payments and a $62,000 increase in cash bonuses resulting from St. Mary's favorable 1999 performance. The Company's total reserves increased 74% at a low replacement cost of $.54 per equivalent Mcf. St. Mary also replaced 541% of its 1999 production. Mr. Hellerstein was granted stock options in 1999 using the same formula as that used for all other employees.

Conclusion

     The Company's executive compensation is linked to individual and corporate performance and stock price appreciation. Base salaries are set below the median for the industry so that incentivized compensation can have its intended effect. The compensation committee plans both to continue the policy of linking executive compensation to individual and corporate performance and returns to stockholders and to provide a cash bonus incentive to key employees which will provide performance motivation independent of the ups and downs of the oil and gas industry's business cycle.

                                                 Arend J. Sandbulte, Chairman
                                                 William J. Gardiner
                                                 R. James Nicholson

April 4, 2000

                                RETIREMENT PLANS

Pension Plan

     The Company's Pension Plan is a qualified, non-contributory defined benefit plan, which is available to substantially all employees. This Plan was amended in 1994 to conform with the changes required by the Tax Reform Act of 1986 and to reduce the plan formula. The Company also has a supplemental pension plan for certain executive officers to provide for benefits in excess of Internal Revenue Code limits.

     The qualified plan provides a benefit after 25 years of service equal to 35% of final average compensation, subject to Internal Revenue Code limits. Final average compensation is the average of the highest 3 consecutive years of the 10 years preceding termination of employment. For each named executive officer, the level of compensation used to determine benefits payable under the qualified pension plan is such officer's average of the base salaries (excluding bonus) shown in the Summary Compensation Table.

     The supplemental plan provides executives hired prior to 1995, after completing 15 years of service and reaching age 65, a benefit equal to 40% of final average compensation plus 37% of final average compensation integrated with the social security wage base without regard to compensation limitations provided under the qualified plan less the benefit provided by the qualified plan. For executives hired after 1994, the supplemental benefit is calculated using the formula for the qualified plan without the limitation imposed by
Section 415 of the Internal Revenue Code, less the benefit provided by the qualified plan.

     The following table shows the estimated maximum annual benefits payable upon retirement at age 65 as a straight life annuity to participants in the Pension Plans for the indicated levels of average annual compensation and years of service.

                   Estimated Annual Pension     Estimated Annual Pension
                    Benefits for Executives      Benefits for Executives
                   Hired before 1995 with >      Hired after 1995 with >
  Remuneration        15 years of Service          25 years of Service
---------------- ---------------------------- ----------------------------
     $100,000              $ 65,234                     $ 35,000
---------------- ---------------------------- ----------------------------
      150,000               103,734                       52,500
---------------- ---------------------------- ----------------------------
      200,000               142,234                       70,000
---------------- ---------------------------- ----------------------------
      250,000               180,734                       87,500
---------------- ---------------------------- ----------------------------
      300,000               219,234                      105,000
---------------- ---------------------------- ----------------------------
      350,000               257,734                      122,500
---------------- ---------------------------- ----------------------------

As of December 31, 1999, the named executive officers have the following years of credited service:

                  Mark A. Hellerstein                        8
                  Ronald D. Boone                            9
                  Richard C. Norris                         17
                  Milam Randolph Pharo                       4
                  Douglas W. York                            3

401(k) Plan

     The Company's 401(k) Profit Sharing Plan is a defined contribution pension plan subject to the Employee Retirement Income Security Act of 1974. The 401(k) Plan allows eligible employees to contribute up to nine percent of their income on a pre-tax basis through contributions to the 401(k) Plan. The Company matches each employee's contributions up to six percent of the employee's pre-tax income. The Company also may contribute additional funds to the 401(k) Plan each year in its discretion. Company contributions vest over an employee's first five years of employment.

                                PERFORMANCE GRAPH

     The following performance graph compares the cumulative total stockholder return on St. Mary's common stock for the period December 31, 1994 to December 31, 1999 with the cumulative total return of the Standard Industrial Classification Code for Crude Petroleum and Natural Gas and the Standard & Poor's 500 Stock Index. The SIC Code for Crude Petroleum and Natural Gas is 1311. The identities of the companies included in the index will be provided upon request.

                              [GRAPH APPEARS HERE]

Assumes $100 invested on December 31, 1994 in St. Mary Land & Exploration Company, SIC Code Index for Crude Petroleum and Natural Gas and S&P 500 Stock Index.

*Total return assumes reinvestment of dividends.

                    EMPLOYMENT AGREEMENTS AND TERMINATION OF
                  EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     On September 1, 1991, the Company entered into an employment agreement with Mr. Hellerstein. His current salary is $271,000 per year. Compensation is reviewed annually. Mr. Hellerstein participates in the Company's benefit plans and is entitled to bonuses and incentive compensation as determined by the board of directors and the Chairman of the Company. The agreement is terminable at any time upon 30 days' notice by either party. Upon termination of the agreement by the Company for any reason whatsoever (other than death, disability or misconduct by Mr. Hellerstein), the Company is obligated to continue to pay his compensation, including insurance benefits, for a period of one year.

     The Company has established a change in control executive severance policy where officers of the Company, including the officers named in the Summary Compensation Table, will receive severance payments in the event a change of control of the Company results in the voluntary or involuntary termination of their employment. The severance payments equal one to two and one-half years annual base salary depending on the position and length of time employment continues after the change in control. In addition, all insurance and fringe benefits will be provided for a period of one year.

     A change of control is defined as (i) an acquisition of more than fifty percent of the common stock or assets of the Company pursuant to a reorganization, merger or consolidation of the Company or (ii) a change in more than fifty percent of the composition of the board of directors of the Company other than as a result of the election of new members of the board of directors by a vote of the incumbent members of the board of directors or by shareholders of the Company pursuant to the recommendation of the incumbent members of the board of directors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Set forth below is a description of transactions entered into between the Company and certain of its officers and directors during the last last fiscal year. Certain of these transactions will continue in effect and may result in conflicts of interest between the Company and such individuals. Although these persons may owe fiduciary duties to the Company and its stockholders, we cannot assure you that conflicts of interest will always be resolved in favor of the Company.

     R. James Nicholson has served as a director of the Company since 1987. He is also active in the real estate business. See "Nominees". Mr. Nicholson owns a 17% interest in a 40-acre parcel subject to a preferential distribution right in favor of Parish Corporation (a wholly-owned subsidiary of the Company) in the amount of $1,265,000.

     As a result of their prior employment by Anderman/Smith, Ronald D. Boone and two other Vice Presidents own working interests and royalty interests in many of the Company's properties, earned as part of two Anderman/Smith employee benefit programs and from other Anderman/Smith entities in which they participated. They have no royalty participation in any new Company properties.

     Mr. Boone also owns 50% of Princeton Resources Ltd. and has a 33% interest in Baron Oil Corporation, entities which manage oil and gas working and royalty interests which he acquired as a result of his Anderman/Smith employment. While another former Anderman/Smith employee manages these corporations, Mr. Boone participates in their investment decisions. The board of directors has approved Mr. Boone's involvement in Princeton Resources and Baron Oil.

     From time to time, David C. Dudley, a director of the Company, offers the Company the right to participate in lease acquisition, exploration and development prospects in which Mr. Dudley's firm has an interest. The Company currently is not participating in any such prospect.

     During 1993 and 1994 the Company and others, having reserved to themselves the maximum working interest desired by each of them, sought to obtain the participation of outside parties in the drilling of an exploratory well on the Patterson Prospect in Louisiana. During 1994, in an effort to obtain the required amount of outside participation, the board of directors approved participation by any officer, employee or director who wished to acquire a portion of the available working interest on a promoted basis. Thomas E. Congdon, Dudley & Associates, LLC and Ronald D. Boone (through Princeton Resources Ltd.) all participated. A dry well was drilled in early 1995. The Company and its partners believe that the area remains prospective and plan to test a new prospect during 2000.

     In June 1999, St. Mary acquired Nance Petroleum Corporation through the issuance of 259,494 shares of St. Mary common stock valued at $3.1 million and the assumption of $3.2 million in debt. Robert L. Nance, who was appointed to the board of directors in November 1999 and is a nominee for election as director, and members of his immediate family were the principal stockholders of Nance Petroleum and received a total of 229,290 shares of St. Mary common stock in the acquisition. In addition, Mr. Nance is an executive officer and director of Nance Petroleum.

     In December 1999, St. Mary acquired King Ranch Energy, Inc. through the issuance of 2,666,187 shares of St. Mary common stock to the stockholders of King Ranch, Inc., the former parent company of King Ranch Energy and a party to the related merger agreement. The shares of St. Mary common stock issued in the acquisition were valued at $52.8 million. Jack Hunt and William J. Gardiner, who were appointed to the board of directors in December 1999 and are nominees for election as directors, are executive officers of King Ranch. In addition, Mr. Hunt is a director of King Ranch.

     The  Company's  By-Laws  provide  that no director may pursue a business or investment opportunity for himself if he has obtained knowledge of such opportunity through his affiliation with the Company, provided that the Company is interested in pursuing such opportunity and is financially or otherwise able to pursue the opportunity. Moreover, no officer or employee of the Company may pursue for his own account an oil and gas opportunity unless (a) with respect to an officer of the Company, the interest has been approved by the board of directors and (b) with respect to a non-officer of the Company, such interest of the employee has been approved by a senior officer of the Company with full knowledge of such opportunity. These restrictions do not apply to the acquisition of less than one percent of the publicly traded stock of another company as long as the Company is not at such time engaged in any present or pending transaction with the other company.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under U.S. securities laws, directors, executive officers and persons holding more than 10% of St. Mary common stock must report their initial ownership of the common stock and any changes in that ownership in reports which must be filed with the SEC and St. Mary. The SEC has designated specific deadlines for these reports and St. Mary must identify in this proxy statement those persons who did not file these reports when due.

     Based solely on a review of reports filed with the Company, all directors and executive officers timely filed all reports regarding transactions in the Company's securities required to be filed for 1999 by Section 16(a) under the Securities Exchange Act of 1934, except that as a result of travel director Thomas E. Congdon was unable to return a Company questionnaire in a timely fashion which resulted in the late filing of an SEC Form 5 reporting one exempt transaction and due to an administrative oversight an SEC Form 3 to report the initial ownership of Robert L. Nance was filed late. These forms were filed as soon as practical after the oversights were discovered.

                             INDEPENDENT ACCOUNTANTS

     The board of directors has selected Arthur Andersen LLP as the independent public accountants to audit the financial statements of St. Mary for its 2000 fiscal year. Arthur Andersen LLP has served as St. Mary's independent accountants since 1997 and is familiar with its business and financial procedures. To the knowledge of management, neither this firm nor any of its members has any direct or material indirect financial interest in St. Mary nor any connection with St. Mary in any capacity other than as independent public accountants. A representative of Arthur Andersen LLP is expected to be present at the annual meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.

                          FUTURE STOCKHOLDER PROPOSALS

     Any St. Mary stockholder proposal for the annual meeting of stockholders in 2001 must be received by St. Mary by November 1, 2000 for the proposal to be included in the St. Mary proxy statement and form of proxy for that meeting. If notice of a proposal for which a stockholder will conduct his or her own proxy solicitation is not received by St. Mary by March 1, 2001, proxies solicited by the St. Mary board of directors may use their discretionary voting authority when the matter is raised at the meeting, without including any discussion of the matter in the proxy statement.

                                  OTHER MATTERS

     Management does not know of any other matters to be brought before the annual meeting of stockholders. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.


                                           By Order of the Board of Directors

                                           /s/ RICHARD C. NORRIS
                                           ---------------------
                                           Richard C. Norris
                                           Secretary

April 10, 2000

                                   Appendix A

                                     [Front]

PROXY                  ST. MARY LAND & EXPLORATION COMPANY                 PROXY
                         1776 Lincoln Street, Suite 1100
                             Denver, Colorado 80203

           This Proxy is Solicited on Behalf of the Board of Directors
             For the Annual Meeting of Stockholders on May 17, 2000

     The undersigned hereby appoints Mark A. Hellerstein and Richard C. Norris, or either of them, each with the power to appoint his substitute, as proxies for the undersigned to vote all shares of St. Mary Land & Exploration Company common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 17, 2000, and at any reconvened meeting after any adjournment thereof, as directed on the matter referred to below and at their discretion on any other matters that may properly be presented at the meeting.

ELECTION OF DIRECTORS

     Management has nominated the following eleven persons to stand for election as directors. The St. Mary board of directors recommends a vote "For" all of the nominees. As of the date of the accompanying proxy statement no one has been nominated to serve as director other than the nominees by management.

[ ]  FOR all nominees listed below
     (except as marked to the contrary below)

[ ]  WITHHOLD authority to vote for all nominees listed below

  Larry W. Bickle            William J. Gardiner          R. James Nicholson
  Ronald D. Boone            Mark A. Hellerstein          Arend J. Sandbulte
  Thomas E. Congdon          Jack Hunt                    John M. Seidl
  David C. Dudley            Robert L. Nance

(INSTRUCTIONS: Mark only one box. To withhold authority to vote for any individual nominee, write that nominee's name in the following space:
______________________________________________________________________________ )

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     This proxy when properly  executed will be voted in the manner  directed by the undersigned stockholder.

     If this proxy is properly executed but no voting direction is given, this proxy will be voted "For" all director nominees listed on this proxy.

     This proxy also confers discretionary authority to the proxies to vote on any other matters that may properly be presented at the meeting. As of the date of the accompanying proxy statement, St. Mary management did not know of any other matters to be presented at the meeting. If any other matters are properly presented at the meeting, this proxy will be voted in accordance with the recommendations of St. Mary management.

     Please sign  exactly as your name  appears  below.  When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership or limited liability company, please sign in such name by an authorized person.

     Please complete, date and sign this proxy card and return it promptly in the accompanying envelope.


                                         Dated: __________________________, 2000


                                         _______________________________________
                                         Signature


                                         _______________________________________
                                         Signature (if held jointly)